UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2012

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (214) 999-7552

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Effective as of May 29, 2012, the following executive officers of MoneyGram International, Inc. (the “Company”) adopted pre-arranged stock trading plans for the purchase of shares of common stock of the Company: Pamela H. Patsley, Chairman and Chief Executive Officer; W. Alexander Holmes, Executive Vice President and Chief Financial Officer; and Steven Piano, Executive Vice President, Human Resources. Under these trading plans, each executive will purchase a designated dollar or share amount of Company stock in regular time intervals. Purchases under these various plans will commence not earlier than July 1, 2012, and Ms. Patsley’s and Mr. Piano’s plans are scheduled to terminate in December 2012, and Mr. Holmes’ plan is scheduled to terminate in June 2013.

The transactions under each stock trading plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission. Each stock trading plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Timothy C. Everett
Name:	Timothy C. Everett
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: May 31, 2012